Exhibit 10.4
Confirmation of OTC Warrant Transaction

Date:	June 21 2007
To:	Stewart Enterprises, Inc. (“Counterparty”)
	Attention:	Thomas M. Kitchen, Chief Financial Officer
	Facsimile No.:	(504) 729-1407
	Telephone No.:	(504) 729-1425

From:	Merrill Lynch Financial Markets, Inc. (“MLFM”)
4 World Financial Center 5th Floor
New York, New York 10080
Attention: Corporate Derivatives
Facsimile No.: (212) 738-1069
Telephone No.: (212) 449-6763
MLFM Reference:
Dear Sir / Madam:
     The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into among Counterparty, MLFM and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent” or “MLPFS”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.
     The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for the purposes of the Equity Definitions and to a “Swap Transaction” for the purposes of the Swap Definitions. For purposes of this Transaction, “Warrant Style”, “Warrant Type”, “Number of Warrants” and “Warrant Entitlement” (each as defined below) shall be used herein as if such terms were referred to as “Option Style”, “Option Type”, “Number of Options” and “Option Entitlement”, respectively, in the Definitions.
     This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to, and form part of, an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.
     The terms of the particular Transaction to which this Confirmation relates are as follows:
Confirmation OTC Warrant

General Terms:

Trade Date:	June 21 2007

Effective Date:	June 27 2007 subject to cancellation of the OTC Warrant Transaction prior to 5:00 p.m. (New York City time) on such date by the Counterparty. In the event of such cancellation, any payments previously made hereunder, including the Premium, shall be returned to the person making such payment.

Warrant Style:	The Warrants shall be exercisable as set forth under “Procedures for Exercise” below.

Warrant Type:	Call

Seller:	Counterparty

Buyer:	MLFM

Shares:	Shares of Class A common stock, no par value, of Counterparty (Security Symbol: “STEI”).

Number of Warrants:	11,311,700

Daily Number of Warrants:	For any day, the unexercised Number of Warrants on such day divided by the remaining number of Expiration Dates (including such day) and rounded down to the nearest whole number, with the balance of the Number of Warrants exercised on the final Expiration Date.

Warrant Entitlement:	One (1) Share per Warrant

Strike Price:	$ 12.9270

Premium:	$ 20,412,500

Premium Payment Date:	The Effective Date; provided no cancellation of the Transaction has occurred prior to 5:00 p.m. (New York City time) on such date by the Counterparty.

Exchange:	NASDAQ

Related Exchange(s):	All Exchanges

Full Exchange Business Day:	A Scheduled Trading Day that has a scheduled closing time for its regular trading session at 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the Exchange and is not a Disrupted Day.

Procedures for Exercise:

Expiration Time:	11:59 p.m. (New York City time).

Expiration Dates:	The 100 consecutive Full Exchange Business Days beginning on and including October 13, 2014 each shall be the Expiration Date for a number of Warrants equal to the Daily Number of Warrants on such date.
Confirmation OTC Warrant

Exercise Dates:	Each Expiration Date shall be an Exercise Date for a number of Warrants equal to the Daily Number of Warrants on such date.

Automatic Exercise:	Applicable; provided that Section 3.4(a) of the Equity Definitions shall apply to Cash Settlement and Net Physical Settlement; and provided further that, unless all Warrants have been previously exercised hereunder, a number of Warrants for each Expiration Date equal to the Daily Number of Warrants for such Expiration Date shall be deemed to be automatically exercised.
	Address:	Stewart Enterprises, Inc.
Counterparty’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:	Attention: Facsimile No.: Telephone No.:	1333 S. Clearview Parkway Jefferson, LA 70121 Thomas M. Kitchen, Chief Financial Officer (504)-729-1407 (504) 729-1425

Valuation:

Valuation Dates:	Each Exercise Date

Settlement Terms:

Cash Settlement:	Applicable; provided that it shall be a condition of Counterparty’s right to elect Cash Settlement that on the date of the Cash Settlement election, none of Counterparty, its directors, executive officers, or any person controlling, or exercising influence over, its decision to elect Cash Settlement is in possession of any material non-public information with respect to Counterparty or the Shares. If Counterparty elects to settle the Transaction by Cash Settlement, Counterparty represents and agrees that:

(i) Counterparty is not, on the date of the Cash Settlement election, and will not be, on any day during the period from and including the first Expiration Date to and including the final Expiration Date, engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) during the period from and including the first Expiration Date to and including the final Expiration Date, without the prior written consent of MLFM, the Counterparty shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18 under the Exchange Act) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

Settlement Currency:	USD

Settlement Price:	For each Valuation Date, the Rule 10b-18 Dollar Volume Weighted Average Price of the Shares (“VWAP”) calculated from 9:45 a.m. to 3:45 p.m., as observed under the heading Bloomberg “VWAP” on Bloomberg page STEI.Q
Confirmation OTC Warrant

<equity> AQR (or any successor thereto) (or if such volume-weighted average price is unavailable, the market value of one Share on such Valuation Date, as determined by the Calculation Agent); provided that if the scheduled weekday closing time of the Exchange for any Valuation Date is later than 4:00 p.m. (without regard to after hours or any other trading outside of the regular trading session hours) the VWAP shall be calculated for such Valuation Date from 9:45 a.m. until 15 minutes prior to such later closing time of the Exchange.

Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Cash Settlement Payment Date:	With respect to each Valuation Date, three (3) Currency Business Days after the final Valuation Date.

Settlement Method Election:	Applicable with respect to Cash Settlement or Net Physical Settlement only.

Electing Party:	Counterparty

Settlement Method Election Date:	Ten (10) Business Days prior to the first Expiration Date

Default Settlement Method:	Net Physical Settlement.

Net Physical Settlement:	In the event that the Counterparty elects to settle this Transaction by Net Physical Settlement, Counterparty shall deliver to MLFM on the Settlement Date a number of Shares (the “Delivered Shares”) equal to the Share Delivery Quantity, provided that in the event that the number of Shares calculated comprises any fractional Share, only whole Shares shall be delivered and an amount in cash equal to the value of such fractional share shall be payable by the Counterparty to MLFM in lieu of such fractional Share.

Share Delivery Quantity:	For each Exercise Date, a number of Shares, as calculated by the Calculation Agent, equal to the Net Physical Settlement Amount for such Exercise Date divided by the Settlement Price on the Valuation Date in respect of such Settlement Date plus an amount in cash in lieu of any fractional shares (based on the applicable Settlement Price).

Net Physical Settlement Amount:	For any Exercise Date, an amount equal to the product of (i) the Number of Warrants being exercised on the relevant Exercise Date, (ii) the Strike Price Differential for such Exercise Date and (iii) the Warrant Entitlement.

Strike Price Differential:	For any Valuation Date, (i) if the Settlement Price is greater than the Strike Price, an amount equal to the excess of such Settlement Price over the Strike Price for such Valuation Date or (ii) if such Settlement Price is less than or equal to the Strike Price, zero.

Settlement Date:	Settlement with respect to each Exercise Date shall occur on the third (3rd) Full Exchange Business Day following the final Valuation Date, provided that MLFM shall have the right to request by prior written notice to Counterparty a Settlement Date with respect to any Exercise Date and the related Share Delivery Quantity that is three (3) Full Exchange Business Days following such Exercise Date. Such request shall not unreasonably be denied.
Confirmation OTC Warrant

Notwithstanding anything herein or in the Agreement to the contrary, the number of Shares that may be delivered at settlement by Counterparty shall not exceed 10,000,000 at any time (“Maximum Deliverable Share Amount”), as adjusted by Calculation Agent to account for any subdivision, stock-split, stock combination, reclassification or similar dilutive or anti-dilutive event with respect to the Shares.

Limitations on Net Physical Settlement by Counterparty:	Counterparty represents and warrants that the number of Available Shares as of the Trade Date is greater than the Maximum Deliverable Share Amount. Counterparty covenants and agrees that (i) Counterparty shall not take any action of corporate governance or otherwise to reduce the number of Available Shares below the Maximum Deliverable Share and (ii) Counterparty shall use its reasonable efforts to cause the number of Available Shares at all times to be greater than the Maximum Deliverable Share Amount.

For this purpose, “Available Shares” means the number of Shares Counterparty currently has authorized (but not issued and outstanding) less the maximum number of Shares that may be required to be issued by Counterparty in connection with stock options, convertibles, and other commitments of Counterparty that may require the issuance or delivery of Shares in connection therewith.

Dividends:

Dividends:	If at any time during the period from and including the Trade Date, to and including the date on which Counterparty has fully performed its obligations to deliver Shares hereunder, an ex-dividend date for a cash dividend occurs with respect to the Shares (an “Ex-Dividend Date”), and that dividend is different from the Regular Dividend on a per Share basis, then the Calculation Agent will, in its reasonable discretion, adjust the Strike Price, the Number of Warrants, the Daily Number of Warrants, the Warrant Entitlement and any other variable it deems appropriate to preserve the fair value of the Warrants after taking into account such dividend, on the assumption that Counterparty will pay future regular dividends equal to the New Dividend Amount.

Regular Dividend:	Initially USD $0.025 per Share per quarter in respect of the Shares. In the event that, in any quarter, a regular quarterly Ex-Dividend Date occurs for which the amount of the corresponding cash dividend is different (the “New Dividend Amount”) from the Regular Dividend or no Ex-Dividend Date occurs (in which case the New Dividend Amount shall be zero), then following the adjustment by the Calculation Agent pursuant to “Dividends” above, the Regular Dividend shall equal the New Dividend Amount.

Extraordinary Dividends:	Any dividend other than Regular Dividends. For the avoidance of doubt, if more than one Ex-Dividend Date occurs in a quarter, the Calculation Agent shall designate any cash dividend other than a Regular Dividend as an Extraordinary Dividend and will, in its reasonable discretion, adjust the Strike Price, the Number of Warrants, the Daily Number of Warrants, the Warrant Entitlement and any other variable it deems appropriate to preserve the fair value of the Warrants after taking into account such Extraordinary Dividend, on the assumption that Counterparty will not pay such Extraordinary Dividend, in future quarterly periods.
Confirmation OTC Warrant

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:	(a) Share-for-Share: Modified Calculation Agent Determination)

(b) Share-for-Other: Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined: Component Adjustment (Calculation Agent Determination)

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions is hereby amended by replacing the words “10%” in the third line thereof with “50%.”

Consequences of Tender Offers: Nationalization, Insolvency or Delisting:	(a) Share-for-Share: Modified Calculation Agent Adjustment (b) Share-for-Other: Cancellation and Payment (Calculation Agent Determination)

(b) Share-for-Combined: Component Adjustment (Calculation Agent Determination)

With respect to any Extraordinary Events hereunder, upon the occurrence of Cancellation and Payment in whole or in part, the parties agree that the amount to be paid, in accordance with the Equity Definitions, shall constitute a Transaction Early Termination Amount, subject to satisfaction by the payment or delivery of Shares or cash as set forth in the Early Termination section below.

Cancellation and Payment (Calculation Agent Determination) (subject to satisfaction by payment or delivery of Shares or cash as set forth in “Early Termination” below). In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Determining Party:	MLFM

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by deleting clause (Y) thereof in its entirety.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable
Confirmation OTC Warrant

Hedging Disruption Event:	Applicable

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:	Applicable. Section 12.9(b)(iv) of the Equity Definitions is hereby amended by deleting the text from and including “(A)” to and including “(B)” and by deleting the words “in each case”.

Maximum Stock Loan Rate:	0.60%
Confirmation OTC Warrant

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions is hereby amended by deleting the text from and including “(X)” to and including “(Y)”.

Initial Stock Loan Rate:	0.25%

Hedging Party:	MLFM

Determining Party:	MLFM

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Other Provisions:

Additional Agreements:	If Counterparty would be obligated to pay cash to MLFM pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph) to elect to deliver Shares in satisfaction of such payment obligation, then Counterparty may elect to deliver to MLFM a number of Shares (whether registered or unregistered) having a cash value equal to the amount of such payment obligation. Such number of Shares to be delivered shall be the number of Shares, determined by the Calculation Agent, sufficient for MLFM to realize the cash equivalent of such payment obligation from proceeds of the sale of such number of Shares over a reasonable period of time taking into account any applicable discount (determined in a commercially reasonable manner) to reflect any restrictions on transfer as well as the market value of the Shares). Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time. The number of Shares delivered pursuant to this paragraph shall not exceed the Maximum Deliverable Share Amount and shall be subject to the provisions under “Early Termination” hereof regarding Proceeds Amount and the provisions set forth in subsection (c) under “Additional Agreements, Representations and Covenants of Counterparty, Etc.” below.

Early Termination:	Notwithstanding any provision to the contrary, upon the designation of an Early Termination Date or the occurrence of Cancellation and Payment in whole or in part hereunder, Counterparty’s payment obligation in respect of this Transaction (which shall, in the case of an Early Termination Date be determined in accordance with Second Method and Loss) (the “Transaction Early Termination Amount”) may, at the option of Counterparty, be satisfied by the delivery of a number of Shares equal to the Transaction Early Termination Amount divided by the Termination Price (“Early Termination Stock Settlement”); provided, however, that Counterparty must notify MLFM of its election of Early Termination Stock Settlement by the close of business on the day that is two Exchange Business Days following the day that the notice designating the Early Termination Date, or notice that an Extraordinary Event has resulted in the cancellation or termination of the Transaction in whole or in part, is effective. “Termination Price” means the market value per Share on the Early
Confirmation OTC Warrant

Termination Date, as determined by the Calculation Agent in a commercially reasonable manner taking into account any applicable discount to reflect any restrictions on transfer.

A number of Shares calculated as being due in respect of any Early Termination Stock Settlement will be deliverable on the third Clearance System Business Day following the date that notice specifying the number of Shares deliverable is effective. Section 6(d)(i) of the Agreement is hereby amended by adding the following words after the word “paid” in the fifth line thereof: “or any delivery is to be made, as applicable.”

On or prior to the Early Termination Date or date on which notice that an Extraordinary Event has resulted in the cancellation or termination of the Transaction in whole or in part is effective, as applicable, if Early Termination Stock Settlement is elected and if so requested by MLFM upon advice of counsel, Counterparty shall (subject to its right to make the election described in the immediately succeeding paragraph) enter into a registration rights agreement with MLFM in form and substance reasonably acceptable to MLFM which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the Registration Rights Agreement and shall satisfy the conditions contained therein and Counterparty shall file and diligently pursue to effectiveness a Registration Statement pursuant to Rule 415 under the Securities Act. If and when such Registration Statement shall have been declared effective by the Securities and Exchange Commission, Counterparty shall have made available to MLFM such Prospectuses as MLFM may reasonably request to comply with the applicable prospectus delivery requirements for the resale by MLFM of such number of Shares as MLFM shall specify (or, if greater, the number of Shares that Counterparty shall specify). Such Registration Statement shall be effective and Prospectus shall be current until the earliest of the date on which (i) all Shares delivered by Counterparty in connection with an Early Termination Date have been sold, (ii) both parties have determined that such Registration Statement need not be effective any longer or (iii) all remaining Shares could be sold by MLFM without registration pursuant to Rule 144 promulgated under the Securities Act (the “Termination Registration Period”). It is understood that the Registration Statement and Prospectus will cover a number of Shares equal to the aggregate number of Shares (if any) reasonably estimated by MLFM to be potentially deliverable by Counterparty in connection with Early Termination Stock Settlement hereunder, but in no event exceeding the Maximum Deliverable Share Amount. On each day during the Termination Registration Period Counterparty shall represent that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, they do not contain any untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

If Counterparty elects not to deliver Shares subject to an effective Registration Statement (or if some or all of the Shares delivered cannot be used to close out stock loans in the shares of Counterparty entered into to establish or maintain short positions by MLFM in connection with this Transaction without a prospectus being required by applicable law to be delivered to such lender), then promptly following such notification from MLFM
Confirmation OTC Warrant

(a) Counterparty shall afford MLFM and any potential institutional purchaser of any Shares identified by MLFM a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty that is customary in scope for private placements of equity securities subject to execution of any customary confidentiality agreements;

(b) Counterparty shall enter into an agreement (a “Private Placement Agreement”) with MLFM on commercially reasonable terms in connection with the private placement of such Shares by Counterparty to MLFM or an affiliate and the private resale of such shares by MLFM or such affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to MLFM and Counterparty, which Private Placement Agreement shall include provisions relating to the indemnification of, and contribution in connection with the liability of, MLFM and its affiliates, shall provide for the payment by Counterparty of all expenses in connection with such resale, including all reasonable and documented fees and expenses of counsel for MLFM, shall contain representations, warranties and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use commercially reasonable efforts to provide for the delivery of accountants’ “comfort letters” to MLFM or such affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares;

(c) MLFM shall sell the Shares delivered by Counterparty in a commercially reasonable manner until the amount received by MLFM for the sale of the Shares (the “Proceeds Amount”) is equal to the Transaction Early Termination Amount. Any remaining Shares shall be returned to Counterparty. If the Proceeds Amount is less than the Transaction Early Termination Amount, Counterparty shall promptly deliver upon notice from MLFM additional Shares to MLFM until the dollar amount from the sale of such Shares by MLFM equals the difference between the Transaction Early Termination Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to MLFM a number of Shares greater than the Maximum Deliverable Share Amount.

Notwithstanding the foregoing: (I) if Counterparty has elected to deliver Shares and either (a) Counterparty does not provide for the sale of the Shares under the Registration Statement as provided in the Registration Rights Agreement or (b) some Shares cannot be registered under the Registration Statement due to Rule 415(a)(4) under the Securities Act, then the provisions of the preceding paragraph shall apply to the extent Counterparty has not satisfied its obligations hereunder. (II) If the preceding paragraph is applicable and Counterparty fails to satisfy its obligations under such paragraph, then Counterparty may deliver unregistered Shares of equivalent value to the Transaction Early Termination Amount (or, if applicable, the unsatisfied portion thereof). The value of any unregistered Shares so delivered shall be discounted to reflect an appropriate liquidity discount (determined by MLFM in a commercially reasonable manner, taking into account MLFM’s policies and determinations with respect to any transfer restrictions that
Confirmation OTC Warrant

MLFM deems it advisable to observe in connection with sales of such Shares). (III) If some or all of the Shares cannot be used to close out stock loans in the shares of Counterparty entered into to establish or maintain short positions by MLFM in connection with this Transaction without a prospectus being required by applicable law to be delivered to such lender, then the value of any such Shares shall reflect the cost (determined by MLFM in good faith and in a commercially reasonable manner) to MLFM of trading Shares in order to close out its hedge position if any, in all cases for purposes of calculating the number of Shares deliverable by Counterparty. In no event shall Counterparty be required to (i) top-up the delivery in cash or (ii) deliver to MLFM a number of Shares greater than the Maximum Deliverable Share Amount.

Compliance With Securities Laws:	Counterparty represents and agrees that it has complied, and will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rule 10b-5 and 13e and Regulation M under the Exchange Act.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, each party represents and warrants to the other party that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty further represents and warrants that:

(a) Counterparty is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(b) Counterparty represents and acknowledges that as of the date hereof and without limiting the generality of Section 13.1 of the Equity Definitions, MLFM is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project;

(c) Counterparty is not, and after giving effect to the Transaction contemplated hereby, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(d) As of the Trade Date and each date on which a payment of cash is made by Counterparty hereunder, (i) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities; (ii) the capital of Counterparty is adequate to conduct its business; and (iii) Counterparty has the ability to pay its debts and other obligations as such obligations mature and does not intend to, or believe that it will, incur debt or other obligations beyond its ability to pay as such obligations mature.

Account Details:	Account for payments to Counterparty:
SunTrust Bank
Confirmation OTC Warrant

Atlanta, Georgia ABA #061000104 Credit Stewart Enterprises, Inc 1000032706300 SWIFT Code (for international wires): SNTRUS3A

Account for payments to MLFM:
To be advised.

Account for delivery of Shares to MLFM:
To be advised.

Agreement Regarding Shares:	Counterparty agrees that, in respect of any Shares delivered to MLFM, such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable and subject to no adverse claims of any other party. The issuance of such Shares does not and will not require the consent, approval, authorization, registration or qualification of any government authority, except such as shall have been obtained on or before the delivery date of any Shares or as may be required in connection with any Registration Statement filed with respect to any Shares.

Bankruptcy Rights:	In the event of Counterparty’s bankruptcy, MLFM’s rights in connection with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that MLFM’s rights with respect to any other claim arising from this Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:	Each party waives any and all rights it may have to set-off, whether arising under any agreement, applicable law or otherwise.

Any Transfer:	Neither party may transfer its rights or delegate its obligations under this Transaction without the prior written consent of the other party, except that MLFM, after payment in full of the Premium, may assign its rights and delegate its obligations hereunder, in whole or in part, to any other person (an “Assignee”) without the prior consent of the Counterparty, so long as (i) Assignee makes to Counterparty the representations set forth in the second paragraph under “Compliance with Securities Laws,” effective (the “Transfer Effective Date”) upon delivery to Counterparty of an executed acceptance and assumption by the Assignee (an “Assumption”) of the transferred obligations of MLFM under this Transaction (the “Transferred Obligations”), (ii) Assignee informs the Counterparty of the jurisdiction of its incorporation and (iii) Assignee either (X) confirms the representation contained in clause (i) under “Tax Representations (II) Payee Representations” below, or (Y) the gross-up specified in Section 2(d) of the Master Agreement shall not apply as to such Assignee. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing MLFM to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, MLFM may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform MLFM’s obligations in respect of this Transaction and any such designee may assume such obligations. MLFM shall be discharged of its obligations to Counterparty to the extent of any such performance.
Confirmation OTC Warrant

Additional Agreements, Representations and Covenants of Counterparty, Etc.:
(a)	Counterparty hereby represents and warrants to MLFM, on each day from the Trade Date to and including the earlier of (i) July 27, 2007 and (ii) the date by which MLFM is able to initially complete a hedge of its position created by this Transaction, that:
(1)	it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except pursuant to transactions or arrangements which have been approved by MLFM or an affiliate of MLFM; and

(2)	it has publicly disclosed all material information necessary for it to be able to purchase or sell Shares in compliance with applicable federal securities laws.
(b)	No collateral shall be required by either party for any reason in connection with this Transaction.

(c)	Notwithstanding anything to the contrary herein, MLFM shall not be entitled to exercise any Warrant or receive any Shares deliverable hereunder, and Automatic Exercise shall not apply with respect to any Warrant to the extent (but only to the extent) that after such receipt of any Shares upon the exercise of such Warrant or otherwise hereunder MLFM, or its ultimate parent entity would, directly or indirectly, be the beneficial owner (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time of more than 8.0 percent of the class of the Counterparty’s outstanding equity securities that is comprised of the Shares (an “Excess Share Owner”).

MLFM shall provide prior notice to Counterparty if the exercise of any Warrant or delivery of Shares hereunder would cause MLFM to become directly or indirectly, an Excess Share Owner; provided that the failure of MLFM to provide such notice shall not alter the effectiveness of the provisions set forth in the preceding sentence and any purported exercise or delivery in violation of such provisions shall be void and have no effect. If any delivery owed to MLFM hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after MLFM gives notice that such delivery would not result in MLFM being an Excess Share Owner.

If MLFM is not entitled to exercise any Warrant because such exercise would cause MLFM to become, directly or indirectly, an Excess Share Owner and MLFM thereafter disposes of Shares owned by it or any action is taken that would then permit MLFM to exercise such Warrant without such exercise causing it to become, directly or indirectly, an Excess Share Owner, then MLFM shall provide notice of the taking of such action to Counterparty and such Warrant shall then become exercisable by MLFM to the extent such Warrant is otherwise or had otherwise become exercisable hereunder. In such event, the Expiration Date with respect to such Warrant shall be the date on which Counterparty receives such notice from MLFM, and the related Settlement Date shall be as soon as reasonably practicable after receipt of such notice but no more than three (3) Exchange Business Days thereafter (but in no event shall the Settlement Date occur prior to the date on which it would have otherwise occurred but for the provisions of this subsection); provided that the related Net Physical Settlement Amount shall be the same as the Net Physical Settlement Amount but for the provisions of this subsection.
Additional Representations of MLFM:
MLFM represents and warrants to Counterparty that:
1. The Premium paid hereunder was determined as a result of the application of models and procedures regularly employed by MLFM in similar arm’s-length transactions with companies entering into derivative
Confirmation OTC Warrant

transactions on their own stock and was determined independently of any underwriting or other services provided by MLFM;
2. As of the date hereof, MLFM believes that it is unlikely an event constituting a Loss of Stock Borrow or an Increased Cost of Stock Borrow under this Confirmation will occur; and
3. To the best of its knowledge and belief, there is no legal, contractual or economic compulsion requiring MLFM to hold the Warrants purchased hereunder (other than by reason of any transfer restrictions contained in this Confirmation) during the period of time the Warrants are outstanding.
Matters Relating to Agent:
1.	MLPFS will be responsible for the operational aspects of the Transactions effected through it, such as record keeping, reporting, and confirming Transactions to Counterparty and MLFM;

2.	Unless Counterparty is a “major U.S. institutional investor,” as defined in Rule 15a-6 of the Exchange Act, neither Counterparty nor MLFM will contact the other without the direct involvement of MLPFS;

3.	MLPFS’s sole role under this Agreement and with respect to any Transaction is as an agent of Counterparty and MLFM on a disclosed basis and MLPFS shall have no responsibility or liability to Counterparty or MLFM hereunder except for gross negligence or willful misconduct in the performance of its duties as agent. MLPFS is authorized to act as agent for MLFM, but only to the extent expressly required to satisfy the requirements of Rule 15a-6 under the Exchange Act in respect of the Options described hereunder. MLPFS shall have no authority to act as agent for Counterparty generally or with respect to transactions or other matters governed by this Agreement, except to the extent expressly required to satisfy the requirements of Rule 1 5a-6 or in accordance with express instructions from Counterparty.
ISDA Master Agreement:
With respect to the Agreement, MLFM and Counterparty each agree as follows:
“Specified Entity” means in relation to Seller and in relation to Counterparty for purposes of this Transaction: Not applicable.
The definition of “Specified Transaction” in Section 14 of this Agreement is hereby amended by adding the text “commodity transaction, credit derivative transaction, repurchase or reverse purchase transaction, securities lending transaction, futures transaction, prime brokerage or margin lending transaction” after the words “foreign exchange transaction” in the sixth line thereof and by replacing the words “any other similar transaction” in the eighth line thereof with the text “any other transaction between the parties”. “Specified Transaction” shall exclude any default under a Specified Transaction if caused solely by the general unavailability of the currency in which payments under such Specified Transaction are denominated due to exchange controls or other governmental action.
The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will not apply to Buyer and will apply to Counterparty.
“Threshold Amount” means, with respect to Counterparty, $15,000,000.
The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to MLFM or to
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Counterparty.
Additional Termination Event.
The occurrence of any of the following shall constitute an Additional Termination Event with respect to which the Transaction shall be the sole Affected Transaction and Issuer shall be the sole Affected Party; provided that with respect to any Additional Termination Event, MLFM may choose to treat part of the Transaction as the sole Affected Transaction, and, upon the termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:
     (i) within the period commencing on the Trade Date and ending on the second anniversary of the Premium Payment Date (or at the end of such shorter period as specified in Rule 144(k) under the Securities Act or any successor rule), Buyer reasonably determines that it is advisable to terminate a portion of the Transaction so that Buyer’s related hedging activities will comply with applicable securities laws, rules or regulations;
     (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing 50% or more of the total voting power of all outstanding voting stock of Counterparty;
     (iii) Counterparty consolidates with, or merges with or into, another person or the company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than any such transaction where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding voting stock of the company, “beneficially own or owns” (as so determined), directly or indirectly, voting stock representing a majority of the total voting power of the outstanding voting stock of the surviving or transferee person;
     (iv) during any consecutive two year period, the continuing directors cease for any reason to constitute a majority of the board of directors of Counterparty;
     (v) the adoption of a plan of liquidation or dissolution of Counterparty; or
     (vi) the Shares cease to be listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over the counter trading market in the United States or cease to be so traded or quoted in contemplation of a delisting or withdrawal of approval, other than as a result of a transaction described in (iii) above.
“Continuing directors” means, as of any date of determination, any member of the board of directors of Counterparty who was (a) a member of such board of directors on the Effective Date or (b) nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.
     Notwithstanding the foregoing, a transaction described in clause (ii), (iii), (iv) or (v) above will not constitute an Additional Termination Event if at least 90% of the consideration for the Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction or transactions consists of common stock and any associated rights listed on a United States national securities exchange or quoted on a national automated dealer quotation system, or which will be so traded or quoted when issued or exchanged in connection with such transaction.
The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to MLFM or to
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Counterparty.
Payments on Early Termination. For the purpose of Section 6(e) of the Agreement: (i) Loss shall apply; and (ii) the Second Method shall apply.
“Termination Currency” means USD.
Tax Representations.
(I)	Payer Representations. For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	Payee Representations. For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i) MLFM or any Assignee represents that it is a company incorporated in a jurisdiction within the United States.

(ii) Counterparty represents that it is a corporation incorporated in Louisiana.
Delivery Requirements. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:
(a)	Tax forms, documents or certificates to be delivered are:

MLFM agrees to complete (accurately and in a manner reasonably satisfactory to Counterparty), execute, and deliver to Counterparty, United States Internal Revenue Service Form W-9 and all required attachments, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such Form previously provided by MLFM has become obsolete or incorrect.

Counterparty agrees to complete (accurately and in a manner reasonably satisfactory to MLFM), execute, and deliver to MLFM, United States Internal Revenue Service Form W-9, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by MLFM; and (iii) promptly upon learning that any such form(s) previously provided by Counterparty has become obsolete or incorrect.

(b)	Other documents to be delivered:
Confirmation OTC Warrant

Covered by
Party Required to			Section 3(d)
Deliver Document	Document Required to be Delivered	When Required	Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation and such other certificate or certificates as MLFM shall reasonably request	Upon or before execution and delivery of this Confirmation	Yes

MLFM	Guarantee of its Credit Support Provider, substantially in the form of Exhibit A attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes
Addresses for Notices: For the purpose of Section 12(a) of the Agreement:
Address for notices or communications to MLFM for all purposes:

Address:	Merrill Lynch Financial Markets, Inc. 4 World Financial Center, 17th Floor New York, New York 10080 Merrill Lynch Financial Centre
Attention:	Manager of Equity Documentation
Facsimile No.:	(917) 778-0835
Telephone No.:	(212) 449-1951
Address for notices or communications to Counterparty for all purposes:

Address:	Stewart Enterprises, Inc. 1333 S. Clearview Parkway Jefferson, LA 70121
Attention:	Thomas M. Kitchen, Chief Financial Officer
Facsimile No.:	(504)-729-1407
Telephone No.:	(504) 729-1425

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Counterparty’s General Counsel as follows:

Address:	Jones, Walker, Waechter, Poitevent, Carrère and Denègre, L.L.P. 201 St. Charles Avenue New Orleans, LA 70170-5100
Attention:	Dionne M. Rousseau
Facsimile No.:	(504) 589-8338
Telephone No.:	(504) 582-8338

Process Agent: For the purpose of Section 13(c) of the Agreement, MLFM appoints as its process agent:
Confirmation OTC Warrant

Address:	Merrill Lynch, Pierce, Fenner & Smith Incorporated 222 Broadway, 16th Floor New York, New York 10038
Attention:	Litigation Department

Counterparty does not appoint a Process Agent.
Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither MLFM nor Counterparty is a Multibranch Party.
Calculation Agent. “Calculation Agent” means MLFM; provided that all determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner. Following any calculation by the Calculation Agent hereunder, upon a prior written request by Counterparty, the Calculation Agent will provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such a prior written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation; and provided further that no transferee of the Transaction in accordance with the terms of this Confirmation that is not an affiliate of MLFM shall act as Calculation Agent with respect to such transferred Transaction without the prior consent of Counterparty, such consent not to be unreasonably withheld.
Credit Support Document.
MLFM: Guarantee of ML & Co. in the form attached hereto as Exhibit A.
Counterparty: Not Applicable
Credit Support Provider.
With respect to MLFM:
With respect to Counterparty: Not Applicable.
Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.
Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction.
Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:
Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1 (a)(12) of the U.S. Commodity Exchange Act, as amended (“CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1(a)(33) of the CEA, and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.
Confirmation OTC Warrant

Acknowledgements:
(a)	The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(b)	The parties hereto intend for:
(i)	Buyer to be a “financial institution” as defined in Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and this Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “swap agreement” as defined in Section 101(53C) of the Bankruptcy Code, qualifying for the protections of, among other sections, Sections 362(b)(6), 362 (b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code;

(ii)	a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(iii)	all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.
(c)	The parties acknowledge and agree that in the event of an Early Termination Date as a result of an Event of Default that is within Counterparty’s control, the amount payable under the Agreement will be a cash amount calculated as described therein and that any delivery specified in this Transaction will no longer be required.
Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”
Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to the Transactions.”
Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.
Disclosure. Each party hereby acknowledges and agrees that MLFM has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with MLFM) that such disclosure is required by law or by the rules of any relevant securities exchange or trading platform. Notwithstanding the foregoing, effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.
Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any
Confirmation OTC Warrant

party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.
Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.
Certain Important Information. MLFM is an OTC Derivatives Dealer registered with the U.S. Securities and Exchange Commission (SEC). Applicable SEC rules require us to provide you with the following information regarding SEC regulation of OTC Derivatives Dealers: MLFM is exempt from the provisions of the Securities Investor Protection Act of 1970 (SIPA), including membership in the Securities Investor Protection Corporation (SIPC). Therefore, your Merrill Lynch account is not covered by SIPA protection. Except as otherwise agreed in writing by you and us, MLFM may repledge and otherwise use in its business collateral you have pledged to MLFM under the Agreement. Collateral you have pledged to MLFM will not be subject to the requirements of Securities Exchange Act Rules: 8c-1 and 15c2-1 regarding hypothecation of collateral; 15c3-2 regarding free credit balances; or 15c3-3 regarding custody of securities and calculations of a reserve formula applicable to a fully regulated SEC registered broker or dealer. In the event of MLFM’s failure (by insolvency or otherwise), you would likely be considered to be an unsecured creditor of MLFM as to any collateral pledged to MLFM under the Agreement.
MLFM is incorporated in Delaware and is a direct, wholly owned subsidiary of ML&Co. MLFM has entered into this transaction as principal through Merrill Lynch, Pierce, Fenner & Smith Incorporated as its agent. The time of this Transaction shall be notified to the Counterparty upon request.
[Signatures follow on separate page]
Confirmation OTC Warrant

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH FINANCIAL MARKETS, INC.

By:
Name:
Title:

Confirmed as of the date first above written:

STEWART ENTERPRISES, INC.

By:
Name:
Title:

Acknowledged and agreed as to matters to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Solely in its capacity as Agent hereunder

By:
Name:
Title:
Confirmation OTC Warrant

EXHIBIT A
GUARANTEE OF MERRILL LYNCH & CO., INC.
     FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to Stewart Enterprises, Inc. (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch Financial Markets, Inc., a company incorporated in Delaware (“ML”), under the terms of the Confirmation of OTC Warrant Transaction between the Company and ML (ML as Buyer), dated as of June 21, 2007 (the “Confirmation”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of ML punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of ML or otherwise, all as though such payment had not been made.
     ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Confirmation; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against ML or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Confirmation. This Guarantee shall continue to be effective if ML merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.
     ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of ML; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against ML.
     ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.
     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.
     This Guarantee becomes effective concurrent with the effectiveness of the Confirmation, according to its terms.
Confirmation OTC Warrant

     IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.
By:
Name:
Title: Date:

Confirmation OTC Warrant